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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                 _____________
                                   FORM 8-K
                                 _____________

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported):  NOVEMBER 5, 1996
                                                         ----------------


                                XCELLENET, INC.
             (Exact name of registrant as specified in its charter)


     GEORGIA                       0-23560                      58-1749705
-----------------             ----------------           ----------------------
 (STATE OR OTHER                (COMMISSION                  (IRS EMPLOYER
   JURISDICTION                 FILE NUMBER)               IDENTIFICATION NO.)
 OF INCORPORATION)



                        5 CONCOURSE PARKWAY, SUITE 850
                              ATLANTA, GA  30328
                   (Address of Principal Executive Offices)

                                (770) 804-8100
             (Registrant's telephone number, including area code)

                                NOT APPLICABLE
         (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5.  OTHER MATTERS.

          XcelleNet, Inc. entered into a definitive agreement to acquire the WorldLink(TM) line of products from Technology Development Systems, Inc. (TDS), a wholly-owned subsidiary of The Netplex Group, Inc. (OTC Bulletin Board: NTPL) dated November 5, 1996. The $3.5 million purchase price is payable in cash at closing, which is expected to be November 15, 1996. Netplex will continue to support existing WorldLink customers, while XcelleNet will immediately begin offering aggressive product and support pricing for customers who want to migrate to RemoteWare(R) product offerings.
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                                   SIGNATURES


   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   XcelleNet, Inc.
                                       ----------------------------------------
                                                    (Registrant)



Date:  November 12, 1996               By /s/ JEANNE N. BATEMAN
       -----------------                  -------------------------------------
                                              Jeanne N. Bateman
                                              Vice President of Finance